UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2007

YARDVILLE NATIONAL BANCORP
(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690
(Address of Principal Executive Offices)

(609) 585-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.

On September 26, 2007, the Board of Directors of Yardville National Bank, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Yardville National Bancorp (the “Company” or “Yardville”): (1) adopted the 2007 Executive Incentive Plan (the “Plan”); and (2) approved the grant of cash incentive award opportunities with respect to the 2007 fiscal year to the Company’s principal executive officer, principal financial officer and the other named executive officers identified in the summary compensation table in the Company’s Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007.  The award opportunities were granted pursuant to the Plan and provide the opportunity for each recipient to receive an award, payable in cash following the end of the applicable calendar-year performance period, based on the degree to which the company and individual performance goals established by the Committee have been achieved, as determined by the Committee and subject to its negative discretion, or otherwise in accordance with the terms of the grant, provided that the conditions of the grant are met.

The award opportunities are based on the attainment of company and individual performance goals.  The company performance goal is core year-end earnings, excluding certain one-time expenses related to the Company’s consideration of strategic alternatives and planned merger with The PNC Financial Services Group, Inc. (“PNC”), and accounts for one half of the total award opportunity for each of the award recipients.  With respect to the company performance goal, the Committee designated a target level based on the budget adopted by the Company earlier this year and then established a minimum threshold for bonus eligibility approximately 18% below the target and a stretch target for enhanced bonus opportunities approximately 18% over the target.  The balance of each award opportunity is tied to the attainment of individual performance objectives established by the Committee, which focus on a series of strategic and operational initiatives (such as loan growth, net interest margin, efficiency ratio, deposit growth, and asset quality).

Potential award payouts established by the Committee for the granted award opportunities correspond to the levels of company and individual performance achieved.  If the level of company or individual performance achieved does not reach at least the threshold level, there is no payout for the company or individual goal portion of the award opportunity, as the case may be, for that year.  If the level of company or individual performance achieved reaches the threshold level, but does not reach the target level, payout will be based on the threshold level.  If the level of company or individual performance achieved reaches the target level, but does not reach the stretch level, payout will be based on the target level.  Pursuant to the Plan, the Committee may, at its sole discretion, waive, change or amend any of the Plan as it deems appropriate.

The following table sets forth the names of the Company’s principal executive officer, principal financial officer and the other named executive officers, and the respective potential award payouts under the granted award opportunities, given the attainment of threshold, target and stretch goals for both company and individual performance.  Actual payouts will be determined following the expiration of the performance period, reflect company and individual performance, separately, and may reflect the discretion of the Committee.

Potential Award Payouts
Executive Officer	Threshold	Target	Stretch
Patrick M. Ryan Chief Executive Officer of the Company and the Bank	20% of base salary or $92,000	40% of base salary or $184,000	60% of base salary or $276,000
F. Kevin Tylus, President and Chief Operating Officer of the Company and the Bank	17.5% of base salary or $57,881	35% of base salary or $115,763	52.5% of base salary or $173,644
Jay G. Destribats Chairman of the Board of the Company and the Bank	7.5% of base salary or $20,250	15% of base salary or $40,500	22.5% of base salary or $60,750
Stephen F. Carman Vice President and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank	12.5% of base salary or $26,008	25% of base salary or $52,015	37.5% of base salary or $78,023
Daniel J. O’Donnell Secretary of the Company, Executive Vice President and Chief Legal Counsel of the Bank	15% of base salary or $29,138	30% of base salary or $58,275	45% of base salary or $87,413

It is anticipated that the Company will merge with PNC during the fourth quarter of 2007, prior to the expiration of the performance period covered by the Plan and the granted award opportunities.  The adoption of the Plan and the grant of the award opportunities were consented to by PNC in accordance with the merger agreement between the Company and PNC.  Should the merger with PNC be consummated prior to the expiration of the performance period or the payout of any awards under the Plan, PNC will assume the Company’s obligations under the Plan pursuant to the merger and the merger agreement.

Cautionary Statement Regarding Forward-Looking Statements

This report and other statements made from time to time by Yardville’s management contain express and implied statements relating to Yardville’s future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations may not be achieved.  Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to: our ability to consumare a planned transaction with PNC; adverse changes in our loan quality and the resulting credit risk-related losses and expenses; levels of our loan origination volume; the results of our efforts to implement our retail strategy and attract core deposits; compliance with laws and regulatory requirements, including our formal agreement with the Office of the Comptroller of the Currency, interest rate changes and other economic conditions; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; and other risks and uncertainties detailed from time to time in our filings with the United States Securities and Exchange Commission (the “SEC”), as well as other risks and uncertainties detailed from time to time in statements made by our management.  Yardville assumes no obligation to update or supplement forward- looking statements except as may be required by applicable law or regulation.

Additional Information About The PNC Merger

Yardville shareholders are urged to read the proxy statement/prospectus regarding the proposed merger of PNC and Yardville, which was first mailed to Yardville shareholders on or about September 5, 2007, because it contains important information.  They may obtain a free copy of the proxy statement/prospectus and other related documents filed by PNC and Yardville with the SEC at the SEC’s web site at http://www.sec.gov.  In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206.  Documents filed with the SEC by Yardville will be available free of charge from Yardville by contacting Howard N. Hall, Assistant Treasurer's Office, 2465 Kuser Road, Hamilton, NJ 08690 or by calling (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of Yardville are participants in the solicitation of proxies in favor of the merger from the shareholders of Yardville. Information about the directors and executive officers of Yardville is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date:	October 1, 2007	By:	Stephen F. Carman
Stephen F. Carman
Vice President and Treasurer